Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
October 7, 2010	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

Palmetto Bancshares Consummates Private Placement

Greenville, S.C. – Palmetto Bancshares, Inc., a bank holding company whose principal banking subsidiary is The Palmetto Bank, announced today that the Company consummated the previously announced $103 million private placement of its common stock with institutional investors, including CapGen Financial Partners, Patriot Financial Partners, and Sandler O’Neill Asset Management.

“As I have said before, completing the private placement in this difficult economic environment is a testament to our hard work and the value of The Palmetto Bank franchise,” said Samuel L. Erwin, Chief Executive Officer. “Raising additional capital has been an important component of our overall strategy to work through the effects of the challenging economy and the issues facing the Bank. While completing the capital raise is very important, our hard work continues on a day to day basis to reposition the Bank for the future. During the past eighteen months, we have also been keenly focused on taking strategic actions that in the long run will enhance the products and services provided to our customers and improve the earnings of the Bank.”

The Company used the net proceeds from the private placement primarily to contribute capital to The Palmetto Bank. The capital contribution to the Bank resulted in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as “well capitalized”. Under the stock purchase agreement with the investors, the Company also is permitted to conduct a $10 million offering after the closing of the private placement to current shareholders to purchase common stock of the Company.

“We appreciate the loyal support of our shareholders and customers during these trying times,” said L. Leon Patterson, Chairman of the Board. “We are now very much focused on the future and look forward to continuing the rich heritage of The Palmetto Bank as we enter a new era in the banking industry.”

About The Palmetto Bank

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.4 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the Company’s web site at www.palmettobank.com.

Important Information

The sale of common stock by the Company to the institutional investors has been completed. Such shares have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration. This News Release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.